10.12 AMENDMENT TO ASSET PURCHASE AGREEMENT DATED AS OF APRIL 19, 1996 BETWEEN THE REGISTRANT AND TABOR RESOURCES CORPORATION.

                             AMENDMENT TO
                        ASSET PURCHASE AGREEMENT

This amendment to asset purchase agreement (the "Amendment") is made effective as of April 19, 1996, between Tabor Resources Corporation, a Minnesota corporation (hereinafter referred to as "Seller"), whose address is 5198 West 76th Street, Edina, Minnesota 55439, and Hanover Gold Company, Inc., a Delaware corporation (hereinafter referred to as "Buyer"), having its principal office at 1000 Northwest Boulevard, Suite 100, Coeur d'Alene, Idaho 83814.

                             RECITALS:

A. The Seller and Buyer are parties to that certain Asset Purchase Agreement dated effective as of March 25, 1996 (the "Purchase Agreement"), pursuant to which Seller has agreed to sell, transfer, assign and convey to Buyer, and Buyer has agreed to purchase from Seller, certain patented and unpatented mining claims and a lease located in the Alder Gulch area of the Virginia City Mining District in southwestern Montana, in consideration for which Buyer has agreed to issue Seller shares of Buyer's common stock and to grant Seller options to acquire additional shares of Buyer's common stock.

B. Seller and Buyer have agreed to amend the terms of the Purchase Agreement to increase the number of shares of Buyer's common stock to be issued to Seller and to delete the provisions of the Purchase Agreement providing for the grant of options.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, Seller and Buyer hereby amend the Purchase Agreement as follows.

1. Section 1.2 of the Purchase Agreement is amended to read in its entirety as follows:

     1.2 BASE PURCHASE PRICE. The base purchase price of the Properties (the "Base Purchase Price") shall consist of the issuance by Buyer of 525,000 shares (the "Shares") of its common stock, par value $.0001 per share (the "Common Stock"). The Shares shall be issued to Seller at the Closing pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), afforded by Section 4(2) thereof. As provided in subsection 1.4 of this Agreement, Buyer agrees to prepare and file a registration statement under the Securities Act covering the Shares for resale by Seller, and cause the same to be declared effective within six months of the effective date of this Agreement.

2. Section 1.3 of the Purchase Agreement is amended to read in its entirety as follows:

     1.3 ADJUSTMENTS TO BASE PURCHASE PRICE. In addition to the Base Purchase Price, Buyer agrees to issue Seller additional shares of Common Stock (the "Additional Shares") under the following circumstances and in the following amount. If, during the two year period commencing with the effective date of this Agreement, the average bid price of the Common Stock during any period of thirty consecutive trading days has never exceeded $2.00 per share, then, promptly following the expiration of such two year period, Buyer shall issue Seller such number of Additional Shares as are sufficient to raise the aggregate market value of the Shares then owned by Seller (being those of the 525,000 shares of Common Stock issued to Seller pursuant to subsection 1.2, above, then owned by Seller beneficially or of record) to $2.00. The number of Additional Shares to be issued to Seller in such event shall be determined by the following formula:

                             X = (2/FV x Y) - Y

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where "X" equals the number of Additional Shares, "Y" equals the number of
Shares then owned by Seller, and "FV" equals the average bid price of the Common Stock as reported on the Nasdaq Stock Market during the period of thirty consecutive trading days immediately preceding the expiration of such two year period. Such Additional Shares (if required to be issued), when added to the Shares comprising the Base Purchase Price payable by Buyer as hereinabove provided, shall constitute the full consideration for the Properties.

3. Section 1.4 of the Purchase Agreement is amended to read in its entirety as follows:

     1.4 SECURITIES ACT REGISTRATION. Buyer, at its sole expense, shall prepare and file a registration statement under the Securities Act covering the Shares for resale by Seller, and shall cause such registration statement to be declared effective by the Securities and Exchange Commission within six months of the effective date of this Agreement. Buyer shall maintain such registration statement in effect for a period of eighteen months.

4. Section 1.5 of the Purchase Agreement is amended to read in its entirety as follows:

     1.5 PIGGY-BACK REGISTRATION. If Buyer should prepare and file a registration statement under the Securities Act subsequent to the date the registration statement specified in subsection 1.4 of this Agreement ceases to be effective (whether such registration statement is filed for the account of Buyer or for the account of shareholders of Buyer), then Buyer shall include in such registration statement, upon Seller's written request and at Buyer's sole cost and expense, such shares of Common Stock issued and sold to Seller pursuant to this Agreement then remaining unsold. Buyer shall provide Seller with timely written notice of any registration statement it may choose to prepare and file pursuant to this subsection 1.5 in order that Seller may determine whether any such unsold shares are to be included.

5. Section 2.1 of the Purchase Agreement is amended to read in its entirety as follows:

     2.1 CLOSING DATES. The closing of the sale and purchase of the Shares hereunder (the "Closing") shall be held in person at the offices of Randall & Danskin, P.S., 1500 Seafirst Financial Center, Spokane, Washington 99201, or by telephonic confirmation, no later than 5:00 p.m., Spokane time, on April 19, 1996 or as soon thereafter as is reasonably practicable, between Seller, who will be present at or represented at the Closing by the law firm Lommen, Nelson, Cole & Stageberg, P.A., 1800 IDS Center, 80 south 8th Street, Minneapolis, Minnesota 55402, and Buyer, who will be present at or represented at the Closing by the law firm Randall & Danskin, P.S., 1500 Seafirst Financial Center, Spokane, Washington 99201, or at such other place upon which Seller and Buyer shall agree, and shall be evidenced by the completion of the transaction contemplated hereby.

The parties hereto will have previously forwarded all necessary Closing documents to the other party's attorneys at such addresses pending the Closing. The date of the Closing is hereinafter referred to as the "Closing Date."

6. Section 2.2 of the Purchase Agreement is amended to read in its entirety as follows:

     2.2 DELIVERY. At the Closing, Seller shall deliver the following items into escrow pursuant to the terms of an escrow agreement substantially in the form annexed to and made a part of this Agreement as Exhibit B (the "Escrow Agreement): an assignment of claims and lease (as to the unpatented claims and leases comprising a portion of the Properties) in substantially the form annexed to and made a part of this Agreement as Exhibit C and a deed (as to the patented claims comprising a portion of the Properties and the lease) in substantially the form annexed to and made a part of this Agreement as Exhibit
D. At the Closing, Buyer shall: (i) deliver into escrow pursuant to the terms of the Escrow Agreement eight stock certificates in 50,000 share increments (400,000 shares in total) and (ii) deliver directly to Seller, and not as part of the escrow provided by the Escrow Agreement, three additional certificates aggregating 125,000 shares; such certificates collectively shall constitute the Base Purchase Price. The Escrow Agreement shall provide for the release of the items deposited into escrow to Buyer and Seller, as the case may be, upon the effective date of the registration statement specified in Section 1.4, or such earlier date upon Seller's written request.

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7.   Section 3.1 of the Purchase Agreement is amended to read in its entirety as follows:

     3.1 KNOWLEDGE, SOPHISTICATION AND INVESTMENT INTENT. Seller and its board of directors or other controlling persons have such knowledge and information concerning the business and affairs of Buyer, and its financial and operating condition, that they are capable of fully evaluating the merits and risks associated with the acquisition of the Shares (and any Additional Shares, if required to be issued) in consideration for the Properties. Seller or its representatives have had the opportunity to ask questions of, and receive answers from, representatives of Buyer with respect to such matters, and on or prior to the Closing Date, shall have been furnished with copies of all information requested by Seller concerning the condition, financial or otherwise, of Buyer.

     Seller understands and acknowledges that its acquisition of the Shares (and any Additional Shares, if required to be issued) has not been registered under the Securities Act or under certain state securities laws, in reliance upon certain exemptions for transactions not involving a public offering, and that the Shares (and any Additional Shares) must be held indefinitely unless sold pursuant to an offering registered under the Securities Act and under certain state securities laws, or unless an exemption from registration is available. Seller is acquiring the Shares (and any Additional Shares, if required to be issued) for investment purposes only, and not with a view toward immediate resale or further distribution.

8. Exhibit B is amended to delete reference to the options and is superseded in its entirety by the form of escrow agreement annexed hereto.

9.   Exhibit E to the Purchase Agreement is deleted in its entirety.

No other agreements, terms or conditions of the Purchase Agreement shall be affected by this Amendment, and all such agreements, terms and conditions shall continue in full force and effect, as if fully set forth herein.

     Executed and effective as of the date first above written.


SELLER:                  TABOR RESOURCES CORPORATION, a Minnesota corporation

                         By:   Joel Ronning
                              -----------------------------
                              duly authorized officer

BUYER:                   HANOVER GOLD COMPANY, INC., a Delaware corporation

                         By:    James A. Fish
                               ----------------------------
                              its duly authorized officer

Subject to the limitation set forth in subparagraph 6.3 of the Purchase Agreement, Tech Squared, Inc., a Minnesota corporation, hereby guarantees the payment of any obligation of Tabor Resources Corporation, its wholly-owned subsidiary, under the terms of the Purchase Agreement as hereby amended.

                         TECH SQUARED, INC., a Minnesota corporation

                         By:    Joel Ronning
                               ----------------------------
                              its duly authorized officer






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